AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 2003

                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                          TELECOM COMMUNICATIONS, INC.
            (Exact name of registration as specified in its charter)



           Indiana                                       35-2089848
 (State or other jurisdiction              (I.R.S. Employer Identification No.)
 of incorporation or organization)


                               827 South Broadway
                              Los Angeles, CA 90014
                                (310) 515-6728
          (Address and Telephone Number of Principal Executive Offices)


                          TELECOM COMMUNICATIONS, INC.
                             2002 Stock Option Plan
                            (Full Title of the Plan)

                                   Copies to:

        Tak Hiromoto                                James M. Schneider, Esq.
    Chief Executive Officer                         Schneider Weinberger LLP
  Telecom Communications, Inc.                     2499 Glades Road, Suite 108
      827 South Broadway                              Boca Raton, FL 33431
     Los Angeles, CA 90014                               (561) 362-9595
       (213) 489-3486

                         CALCULATION OF REGISTRATION FEE


                                           Proposed     Proposed
                                           maximum      maximum
                                           offering     aggregate   Amount of
Title of securities      Amount to be      price per    offering    registration
to be registered         registered        share        price       fee
--------------------------------------------------------------------------------


Common Stock, $.001
par value per share (1)        2,500,000   $.40         $1,000,000     $80.90


(1) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, and is calculated upon the average of the bid and asked price of the securities on the Over-the-Counter-Bulletin Board on June 3, 2003.

                                   PROSPECTUS

                          TELECOM COMMUNICATIONS, INC.

                        2,500,000 Shares of Common Stock
                                ($.001 par value)

         This prospectus forms a part of a registration statement, which registers an aggregate of 2,500,000 shares of common stock issued or issuable from time-to-time under the Telecom Communications, Inc. 2002 Stock Option Plan.

         Telecom Communications, Inc. is referred to in this prospectus as "Telecom," the "Company," "we," "us" or "our." The 2,500,000 shares covered by this prospectus are referred to as the "shares." Persons who are issued shares are sometimes referred to as the "selling security holders."

         This prospectus also covers the resale of shares by persons who are our "affiliates" within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding common stock..

         We will not receive any proceeds from sales of shares by selling security holders.

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                              The date of this prospectus is June 5, 2003.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

        -        Quarterly Report on Form 10-QSB filed on May 22, 2003
        - Quarterly report on Form 10-QSB filed on February 21, 2003, as subsequently amended - Annual Report on Form 10-KSB filed on January 15, 2003, as subsequently amended.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Telecom Communications, Inc., 827 South Broadway, Los Angeles, California 90014.



                                   THE COMPANY
Introduction

         This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. You are urged to read this prospectus carefully and in its entirety.

         Telecom Communications, Inc. was incorporated on January 6, 1997 in the State of Indiana under the corporate name MAS Acquisition XXI Corp. Prior to December 21, 2000, we were a blank check company seeking a business combination with an unidentified business. On December 21, 2000, we acquired Telecom Communications of America, which was a sole proprietorship doing business in Los Angeles, California since August 15, 1995, and changed our name to Telecom Communications, Inc. We issued 9,000,000 shares of our common stock or 90% of our total outstanding common shared after giving effect to the acquisition. MAS Capital Inc. returned 7,272,400 shares of common stock for cancellation without any consideration.

         Our main business is to provide low cost telephone calls over the Internet to individuals and businesses. Our services enable our customers to make low cost telephone calls over the Internet using the traditional telephone. In September 1999, we introduced a service that enables international and domestic calls to be made over the Internet using traditional telephones. Long distance calls made using our services are often substantially less expensive than long distance calls routed over traditional voice network. In summary, our cost is 9.5 cents per minute compared with 17 cents per minute using traditional phones, taking into consideration the monthly basic service charges for the traditional phone services.

         We hope to expand our business through acquisitions. Currently, we have one telephone call center with one server located in Los Angeles, California.

         A total of 71% of our revenue has been generated from the sale of Lotto Tickets, Bus Tokens, Bus Passes, Check Cashing and Money Gram products and 29% for telecommunications business.

         Telecom is intended for people of all ages and income levels who are interested in quality telephone service at low rates. Typically, however, Latin immigrants who are interested in contacting their friends and relatives in their countries outside of the United States are the primary target audience.

Industry Background

         The Internet is experiencing unprecedented growth as a global medium for communications and commerce. Internet telephony has emerged as a low cost alternative to traditional long distance calls. Internet telephone calls are less expensive than traditional domestic and international long distance calls primarily because these calls are carried over the Internet and therefore bypass a significant portion of local and international long distance tariffs. The fees and tariffs that are eliminated for our services can be itemized as follows:


        -        Calling Plans Charge
        -        Carrier Access Charge
        -        Federal Excise Tax
        -        State and local Tax
        -        Federal, State and local surcharge
        -        Federal Universal Service fee
        -        California High Cost Fund-B surcharge
        -        California Universal Lifeline Telephone Service surcharge
        -        California Relay Service and Common Device fund
        -        California 911 Local charge

         The technology by which Internet phone calls are made is also more cost-effective than the technology by which traditional long distance calls are made. The growth of Internet telephony has been limited to date due to poor sound quality attributable to technological issues such as delays in packet transmission and network capacity limitations. However, recent improvements in packet-switching technology, new software algorithms and improved hardware have substantially reduced delays in packet transmissions.

Products and Services

         Presently, we have one telephone calling center located in Los Angeles, California. This center has six phone booths each with its own traditional telephone set, table and chair. Phone calls made from these booths are routed through our computer server and Internet connection to a third party server, which provides the interconnection to their established network which enables telecommunications over Internet Protocol (IP) data networks using their software, hardware and related components. The third party providing this service is Inter-Telnet, Inc. with whom Telecom has a contractual agreement.

         We do not rely solely on customers visiting our telephone calling center. We also have 24 phone lines attached to our server which enables customers accessing our services using telephones away form our location by calling into our telephone calling center. The 24 phone lines attached to our server allow 24 customers to call in at a given time. When one completes a call, the phone line frees up for another caller. In addition, the following products and services are also offered at our telephone calling center:

        -        Money wiring service
        -        Check cashing
        -        Sales of Lotto tickets
        - Automatic Telling Machine (ATM), Faxing services, Sales of telephone cards

Business Strategies

         We hope to grow rapidly through franchising our existing operations and through acquisitions. We have not made any specific business plan for franchising our existing operations and we have no prior experience in franchising. Currently, we do not have prospective franchisees or acquisition targets that are targeted for acquisitions.
         Key elements of the company's business strategy are:

        - Acquiring and consolidating geographically disparate and usually smaller independent Internet Telephone Service Providers.

        - Developing and offering additional value-added products and services to customers. For example, offering long distance international calls over the Internet using cellular phones.

        - Selling franchises of our telephone calling center concept throughout the West Coast and in other areas of high concentration of immigrants.

        - Building customer loyalty and gaining market share through brand recognition.

        -     Expansion of our sales and marketing operation.

Marketing Strategy

         We currently market our products in several areas. Our marketing efforts include newspaper advertisements and advertisements in publications that potential customers from Latin American countries are likely to see. Other advertising such as flyers targeting a particular market segment are developed to complement and expand the impact of our marketing program.

         Our marketing strategy for the future will consist of using medias designed to reach mass audiences such as audio spot advertisements, video clips and banner advertising on the Internet as well as advertising targeted toward specific markets using radio, television and other publications.

             RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS

         Our future results of operations involve a number of risks and uncertainties. The following paragraphs discuss a number of risks that could impact the company's financial condition and results of operations.

We have only recently commenced revenue-producing operations, and the limited information available about us makes an evaluation of us difficult

         We have conducted limited operations, and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development, particularly those engaged in Internet commerce. There can be no assurance that we will successfully address such risks, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.


Telecom is a development state company with substantial capital needs.

         Telecom is a development stage company with a limited operating history and no substantial revenues from inception through March 31, 2003. In addition, as of March 31, 2003, the Company had insufficient cash available to satisfy its cash requirements prospectively over the next twelve months. The Company will continue to need additional cash infusions in order for it to continue to carry on business and implement its business plan. Even if the Company acquires short-term cash resources, it will likely need further debt or equity funding in order to bring its products to market. However, there are no agreements or understandings for such financing as of this time.

There is substantial doubt as to our ability to continue as a going concern.

         The Company's ability to continue as a going concern is dependent on its ability to raise funds to implement its development and business plan. The Company's poor financial condition could inhibit its ability to achieve its business plan, due to current operations that are reflecting substantial losses. The future prospect of profitability is severely in doubt. Because of these difficulties, our independent accountant has expressed substantial doubt as to our ability to continue as a going concern.

Lack of funding will adversely affect our ability to generate revenues.

The Company's goals are all contingent upon raising debt or equity funding. Currently there are no sources for such funding. There are significant risks, difficulties, delays and unforeseen expenses related to development stage companies with little or no operating history. Constraints we face due to a lack of funding include:

        - Inability to generate necessary revenue to operate for the next
          12 months or thereafter;
        - Advertising and marketing costs that may exceed our current estimates;
        - Unanticipated development expenses; and
        - The Company's ability to generate sufficient revenues to offset the substantial costs of operating our business.

Start-up expenses and future losses will adversely affect our operations.

Because of significant up-front expenses, including inventory, website development and operations, and other expenses required to develop our business, the Company anticipates that it may incur losses until revenues are sufficient to cover its operating costs. Future losses are likely before our operations become profitable. As a result of the Company's lack of operating history, you will have no basis upon which to accurately forecast the Company's:

        -        Total assets, liabilities, and equity;
        -        Total revenues;
        -        Gross and operating margins; and
        -        Labor costs.

Accordingly, our proposed business plans may not either materialize or prove successful, and the Company may never be profitable. Telecom's failure to acquire, integrate and operate new technology could harm their competitive position.

The telecommunications industry is characterized by rapid and significant technological advancements and the related introduction of new products and services. Telecom does not possess significant intellectual property rights with respect to the technologies we use, and we are dependent on third parties for the development of and access to new technology. The effect of technological changes on Telecom's business plan cannot be predicted. In addition, it is impossible for Telecom to predict with any certainty whether demand for Voice Over Internet Protocol services in the future markets will develop or will prove to be an economical and efficient technology that is capable of attracting customer usage. Failure by Telecom to obtain and adapt to new technology in the future markets could have a material adverse effect on our business and plan of operations.

We do not expect to pay dividends in the foreseeable future.

Telecom does not presently intend to pay dividends on our common stock. Telecom has never paid dividends on our common stock and does not presently intend to pay cash dividends on our common stock. Any future decisions as to the payment of dividends will be at the discretion of Telecom's Board of Directors, subject to applicable law.

Telecommunications related stock prices have been especially volatile, and this volatility may depress Telecom's stock price.

The stock market has from time to time experienced significant price and volume fluctuations which have particularly affected the market prices of the stocks of high technology and telecommunications-related companies, including companies like Telecom, and which may be unrelated or disproportionate to the operating performance of other companies. Factors such as quarterly variations in actual or anticipated operating results, changes in earnings estimates by analysts, market conditions in the industry, analysts' reports, announcements by competitors, regulatory actions or other events or factors, including the risk factors described in this report, and general economic conditions may have a significant effect on the market price of Telecom's common stock. This broad market and industry volatility may reduce the value of Telecom's common stock, regardless of Telecom's operating performance. Due to this volatility, the value of Telecom's common stock could decrease.

We depend on the continued services of our executive officers and on our ability to attract and maintain other qualified employees

         Our future success depends on the continued services of Tak Hiromoto, our Chief Executive Officer and President, and Elizabeth Hiromoto, our Secretary, Treasurer and Director. The loss of any of their services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key-man insurance on their lives. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing. We may not be able to attract, assimilate, or retain qualified technical and managerial personnel and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Our common stock is thinly traded and an active and visible trading market for our common stock may not develop

         Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "TCOM." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

        - investors may have difficulty buying and selling or obtaining market quotations;
        -        market visibility for our common stock may be limited; and
        - a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The sale of shares eligible for future sale could have a depressive effect on the market price for our common stock

         As of the date of this prospectus, there are 10,050,000 shares of common stock issued and outstanding.

         Of the currently issued and outstanding shares, in excess of 9,000,000 restricted shares of common stock have been held for in excess of one year and are currently available for public resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). Unless registered on a form other than Form S-8, the resale of our shares of Common Stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three-month period prior to resale), such restricted shares can be sold without any volume limitation.

         Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

         It is not possible to foresee all risks which may affect us. Moreover, we cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the shares and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

                          TELECOM COMMUNICATIONS, INC.
                             2002 STOCK OPTION PLAN

Introduction


         The following descriptions summarize certain provisions of our Telecom Communications, Inc. 2002 Stock Option Plan. This summary is not complete and is qualified by reference to the full text of the Plan. A copy of the Plan has been filed as an exhibit to the registration statement of which this prospectus is a part. Each person receiving a Plan option or stock award under the Plan should read the Plan in its entirety.

         On December 18, 2002, our Board of Directors authorized, and holders of a majority of our outstanding common stock approved and adopted, the Plan covering 2,500,000 shares of common stock. As of April 30, 2003, no options had been granted under the Plan. f
         The purpose of the Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our Board of Directors, or a committee of the Board, will administer the Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each Option and the exercise price.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the Plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock amounts may also be issued. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Eligibility

         Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the Plan. Only our employees are eligible to receive incentive options.

Administration



         The Plan will be administered by our Board of Directors or an underlying committee (the "Committee"). The Board of Directors or the Committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or Plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such Plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or Committee.

Shares Subject to Awards

         We have currently reserved 2,500,000 of our authorized but unissued shares of common stock for issuance under the Plan, and a maximum of 2,500,000 shares may be issued, unless the Plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and shareholders, as required. Subject to the limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares as to which a stock grant or Plan option may be granted to any person. Shares used for stock grants and Plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by Plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes.

         The Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

Terms of Exercise

         The Plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the Committee or by the Board of Directors.

         The Plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $100,000.

Exercise Price

         The purchase price for shares subject to incentive stock options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to us in monetary terms.

         The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value of our common stock on the date the option is granted.

         The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

Manner of Exercise

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us.

Option Period

         All incentive stock options shall expire on or before the tenth anniversary of the date the option is granted except as limited above. However, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options shall expire ten years and one day from the date of grant unless otherwise provided under the terms of the option grant.

Termination

         All Plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die (a) while our employee or (b) within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier.

         If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

         If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

Modification and Termination of Plans

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares subject to this Plan (except for adjustments due to changes in our capitalization), or (b) changing the definition of "Eligible Person" under the Plan, may be effective unless and until approved by our shareholders in the same manner as approval of this Plan is required. Any such termination of the Plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on December 18, 2012.

Federal Income Tax Effects


         The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect on September 30, 2002. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.
         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         An employee granted an incentive stock option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the incentive stock option over the exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive stock option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive stock option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition.

         If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

         In connection with the issuance of stock grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the stock grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the stock grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the stock grant received once the conditions to receipt of the stock grant are satisfied.

Restrictions Under Securities Laws

         The sale of all shares issued under the Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also become subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITY HOLDERS

         The information under this heading relates to resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws. Shares issued pursuant to this prospectus to our affiliates are "control" shares under federal securities laws.
         The following table sets forth:

         -      the name of each affiliated selling security holder,

         - the amount of common stock owned beneficially, directly or indirectly, by each affiliated selling security holder,

         - the maximum amount of shares to be offered by the affiliated selling security holders pursuant to this prospectus,

         - the amount of common stock to be owned by each affiliated selling security holder following sale of the shares, and

         - the percentage of our common stock to be owned by the affiliated selling security holder following completion of such offering (based on 10,050,000 shares of common stock of Telecom outstanding as of the date of this prospectus), and adjusted to give effect to the issuance of shares upon the exercise of the named selling security holder's options or warrants, but no other person's options or warrants.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities, which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

                                                                    Percentage
                                                  Shares to be      to be Owned
Name of Selling     Number of       Shares to     Owned After          After
Security Holder     Shares Owned    be Offered    Offering           Offering
---------------     ------------    ----------    ------------      -----------

Elizabeth Hiromoto  350,000         350,000           -0-                0%
Michelle Hiromoto   750,000         750,000           -0-                0%
------------------
Elizabeth Hiromoto is an officer and director of the Company. Her daughter, Michelle, was the founder of the Company's predecessor, although she is no longer affiliated with the Company.

                              PLAN OF DISTRIBUTION


         The information under this heading includes resales of shares covered by this prospectus by persons who are our "affiliates" as that term in defined under federal securities laws.

         The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

- through he "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges;
- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or
- through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of Telecom and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.
         We have advised the selling security holders that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

         We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

         Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

General

         The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital consists of 80,000,000 shares of common stock, par value $.001 per share, of which 10,050,000 shares are issued and outstanding. We are authorized to issue 20,000,000 shares of preferred stock, of which no shares are issued or outstanding.

Common Stock

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefor. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

Preferred Stock

         Our articles of incorporation authorizes our board of directors to create and issue series of preferred stock from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as permitted under Indiana law.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Olympia Trust Company, 2600, 700-9th Avenue SW, Western Canadian Place, South Tower, Calgary, AB T2P 3V4, Canada. The telephone number is (403) 261-0900.

                                     EXPERTS

         The consolidated financial statements of Telecom Communications, Inc. as of September 30, 2002, and for the years then ended, appearing in our Annual Report on Form 10-KSB for the year ended September 30, 2002 have been audited by Robert G. Ercek, Certified Public Accountant, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

                                 INDEMNIFICATION

         The Indiana Business Corporation Law allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

    (1)      the individual's conduct was in good faith;

    (2)      the individual reasonably believed:

        (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

        (B) in all other cases, that the individual's conduct was at least not opposed to its best interests;

    (3)           in the case of any criminal proceeding, the individual either:

        (A) had reasonable cause to believe the individual's conduct was lawful; or (B) had no reasonable cause to believe the individual's conduct was unlawful;

    (4) a director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection
                  (a)(2)(B); and

    (5) the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is, or was, a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

        -        Quarterly Report on Form 10-QSB filed on May 22, 2003
        - Quarterly Report on Form 10-QSB filed on February 21, 2003, as subsequently amended - Annual Report on Form 10-KSB filed on January 15, 2003, as subsequently amended.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Telecom Communications, Inc., 827 South Broadway, Los Angeles, California 90014.

Item 4.           Description of Securities

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.           Interests of Named Experts and Counsel

         Not Applicable.

Item 6.           Indemnification of Directors and Officers

         The Indiana Business Corporation Law allows us to indemnify each of our officers and directors who are made a party to a proceeding if


    (1)           the individual's conduct was in good faith;

    (2)           the individual reasonably believed:

        (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and
        (B) in all other cases, that the individual's conduct was at least not opposed to its best interests;

     (3)          in the case of any criminal proceeding, the individual either:

        (A) had reasonable cause to believe the individual's conduct was lawful; or (B) had no reasonable cause to believe the individual's conduct was unlawful;

    (4) a director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection
                  (a)(2)(B); and

    (5) the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is, or was, a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.           Exemption From Registration Claimed

         Persons eligible to receive grants under the Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and, in the absence of registration under the Act, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

Item 8.           Exhibits

         10.1     Telecom Communications, Inc. 2002 Stock Option Plan.*
         23.1     Consent of Independent Certified Public Accountants.*
--------------------
*        Filed herewith.

Item 9.           Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (b) To  reflect  in the  prospectus  any  facts or  events
                     arising  after  the effective  date  of  the   registration
                     statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (c) To include any material information with respect to
                     the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 5, 2003.

                                                  TELECOM COMMUNICATIONS, INC.


                                                       By: /s/ Tak Hiromoto
                                                     -----------------------
                                                    Tak Hiromoto, CEO and
                                                    Principal Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                        Title                             Date


 /s/ Tak Hiromoto         Chairman of the Board,
 ------------------       CEO, President and                      June 5, 2003
 Tak Hiromoto             Principal Executive Officer





/s/ Elizabeth Hiromoto     Secretary, Treasurer, Director
----------------------     And Principal Financial and            June 5, 2003
Elizabeth Hiromoto         Accounting Officer